AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        PALOMAR MEDICAL TECHNOLOGIES, INC
 .
                              (as of June 7, 2000)

                                    ARTICLE I

                                     Offices

     SECTION 1.  Registered  Office.  The registered  office of Palomar  Medical
                 -------------------
Technologies, Inc. (the "Corporation") in the State of Delaware, shall be 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The registered agent at such address is The Prentice-Hall Corporation
System, Inc.

     SECTION 2. Other  Offices.  The  Corporation  may also have offices at such
                ---------------
other places either within or without the State of Delaware as the Board of Directors (the "Board") may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders

     SECTION 1. Annual  Meetings.  The annual meeting of the stockholders of the
                ----------------
Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such hour, date and place within or without the United States as the Board may determine. If for any reason the annual meeting has not been held for a period of thirteen
(13) months after the Corporation's last annual meeting, a special meeting in lieu of the annual meeting may be held, with all the force and effect of an annual meeting, on such date and at such place and hour as shall be fixed by the Board.

     SECTION 2. Special Meetings. Except as otherwise required by law, a
                ----------------
special meeting of the stockholders for any purpose or purposes may be called at any time only by the Board pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

     SECTION 3. Notice of Meetings; Adjournments.  Except as otherwise expressly
                ---------------------------------
required by these By-laws or by law, notice of each meeting of the stockholders shall be given by the Secretary (the "Secretary") or Assistant Secretary of the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to

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notice of, or to vote at, such meeting by delivering a typewritten  or printed notice thereof to such stockholder personally or by depositing such notice in the United States mail, directed to such stockholder at such stockholder's address as it appears on the stock records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice.

     The Board may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 10 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 10 of this Article I of these By-laws.

     When any meeting is convened, the chairman of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (c) the chairman of the meeting determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or these By-laws, is entitled to such notice.

     SECTION  4.  Quorum and Manner of  Acting.  Except as  otherwise  expressly
                  -----------------------------
required by law, if stockholders holding of record one-third of the shares of stock of the Corporation issued, outstanding and entitled to be voted at the particular meeting shall be present in person or by proxy, a quorum for the transaction of business at any meeting of the stockholders shall exist. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time until stockholder holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 5.  Organization of Meetings.  At each meeting of the stockholders,
                 -------------------------
one of the following shall act as chairman of the meeting and preside thereat and shall have the power,

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among other  things,  to adjourn  such meeting at any time and from time to time, subject to Sections 3 and 4 of this Article I, in the following order of precedence:

                  (a)      the Chairman of the Board;
                  (b)      the Chief Executive Officer;
                  (c)      the President;
                  (d) any other officer of the Corporation designated by the Board.

The Secretary or, if the Secretary shall be absent from or presiding over the meeting in accordance with the provisions of this Section 5, the person whom the chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep the minutes thereof.

     SECTION 6.        Order of Business.  The order of business at each
                       -----------------
meeting of the stockholders shall be determined by the chairman of the meeting.

     SECTION  7.  Voting  and  Proxies.  Except  as  otherwise  provided  in the
                  ---------------------
Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation which has voting power on the matter in question held by such stockholder and registered in such stockholder's name on the stock record of the Corporation:

     (a) on the date fixed pursuant to the provisions of Section 6 of Article VI of these By-laws as the record date for the determination of stockholders who shall be entitled to-receive notice of and to vote at such meeting; or

     (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

Any vote of stock of the Corporation may be held at any meeting of the stockholders by the person entitled to vote the same in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

     When a quorum is present at any meeting, any matter before any meeting of stockholders shall be decided by a majority of the votes properly cast on such matter other than an election to office, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws.

     SECTION 8. Consent in Lieu of Meeting.  Any action  required to be taken or
                ---------------------------
any other action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the

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

action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 9. Inspectors. Either the Board or, in the absence of a designation
                -----------
of inspectors by the Board, the chairman of the meeting may, in the discretion of the Board or the chairman, appoint one or more inspectors, who need not be stockholders, who shall receive and take charge of ballots and proxies and decide all questions relating to the qualification of those asserting the right to vote and the validity of ballots and proxies. In the event of the failure or refusal to serve of any inspector designated by the Board, the chairman of the meeting shall appoint an inspector to act in place of each such inspector designated by the Board.

     SECTION 10. Notice of  Stockholder  Business and Nomination at a Meeting of
                 ---------------------------------------------------------------
the Stockholders.
-----------------
                  (a)      Annual Meetings of Stockholders.
                           -------------------------------

     (i) Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-law.

     (ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (c) of paragraph (a)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief



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

description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (iii) Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Stockholders. Only such business shall be conducted
         ---------------------------------
at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c)      General.
                           -------

     (i) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible for election as and to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. If the Board or a designated committee thereof determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the annual meeting of


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

stockholders in question. If neither the Board nor such committee makes a determination as to the validity of any stockholder proposal or nomination in the manner set forth above, the chairman of the meeting of the annual meeting of the stockholders shall determine whether the stockholder proposal or nomination was made in accordance with the terms of this By-law.
If the chairman of the meeting determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-law in any material respect, such proposal or nomination shall not be presented for action at the annual meeting in question. If the Board, a designated committee thereof or the chairman of the meeting determines that a stockholder proposal or nomination was made in accordance with the requirements of this By-law, the chairman of the meeting shall so declare at the annual meeting of the stockholders and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

     (ii) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (including, without limitation, a Form 8-K) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (iii) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                               Board of Directors
                               -------------------

         SECTION 1.        General Powers.  The property, business, affairs and
                           --------------
 policies of the Corporation shall be managed by or under the direction of the Board.

         SECTION 2. Number and Term of Office.  The number of  directors  of the
                    --------------------------
Corporation shall be fixed solely by resolution duly adopted from time to time by the Board. No director need be a stockholder of the Corporation. Each of the directors of the Corporation shall hold office until the annual meeting after such director's election and until such director's successor shall be elected and shall qualify or until such director's earlier death or resignation or removal in the manner hereinafter provided.

         SECTION 3.        Meetings.
                           --------

                  (a) Annual Meetings.  The annual meeting of the Board, for the
                      ----------------
purpose of organization, the elections of officers and the transaction of other business, shall be held at the place of and immediately following final adjournment of the annual meeting of stockholders or the special meeting in lieu thereof.


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

                  (b)      Regular Meetings.  Regular meetings of the Board or
                           ----------------
any committee thereof shall be held as the Board or such committee shall from time to time determine.

                  (c)      Special Meetings.  Special meetings of the Board may
                           ----------------
be called by the Chairman of the Board or by a majority of the directors then in office.

                  (d)  Notice of  Meetings.  No  notice  of  annual  or  regular
                       -------------------
meetings of the Board or of any committee thereof or of any adjourned meeting thereof need be given. The Secretary, or in case of the death, absence, incapacity or refusal of such person, the Chairman of the Board or such other officer designated by the Board, shall give prior notice to each director of the date, time and place of each special meeting of the Board or adjournment thereof. Such notice shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her usual business or home address, at least 24 hours in advance of the special meeting, or by written notice mailed to his or her usual business or home address, at least 48 hours in advance of the special meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

         When any Board meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

         A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board or any committee thereof need be specified in the notice or waiver of notice of such meeting.

                  (e) Time and Place of Meeting.  Regular  meetings of the Board
                      --------------------------
or any committee thereof shall be held at such times and place or places within or outside of the United States as the Board or such committee may from time to time determine. Special meetings of the Board or any committee thereof shall be held at such times and places as the callers thereof may determine.

                  (f) Quorum and Manner of Acting. Except as otherwise expressly
                      ---------------------------
required by these By-laws or by law, a majority of the directors then in office and a majority of the members of any committee shall be present in person at any meeting thereof in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Board or such committee. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting either finally or from time to time to another time and place until a quorum shall be present thereat, and


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

the meeting may be held as adjourned without further notice, except as provided in Section 3(d) of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

                  (g)      Organization of Meetings.  At each meeting of the
                           ------------------------
Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

                           (i)      the Chairman of the Board;

                           (ii) any director chosen by a majority of the directors present thereat.

The Secretary or, in case of the Secretary's absence, the person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board shall be determined by the chairman of such meeting.

                  (h)  Consent  in Lieu  of  Meeting.  Any  action  required  or
                       ------------------------------
permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in a writing or writings and such writing or writings are filed with the minutes or the proceedings of the Board or committee. Such consents shall be treated for all purposes as a vote at a meeting.

                  (i) Action by  Communications  Equipment.  The  directors  may
                      -------------------------------------
participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         SECTION 4. Compensation.  Each director, in consideration of serving as
                    -------------
such, may receive from the Corporation such amount per annum and such fees and expenses incurred for attendance at meetings of the Board or of any committee, or both, as the Board may from time to time determine. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 5.        Resignation, Removal and Vacancies.  Any director
                           ----------------------------------
may resign at any time by giving written notice of such resignation to the Chief Executive Officer or the Secretary.

         Any such resignation shall take effect at the time specified therein or, if not specified therein, upon receipt. Unless otherwise specified in the resignation, its acceptances shall not be necessary to make it effective. Any or all of the directors may be removed at any time for cause or without cause at a meeting of stockholders by vote of a majority of shares then entitled to vote at an election of directors. Any director also may be removed as a director at any time for cause by vote of a majority of the directors then in office.

         If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship and the director so chosen shall hold office, subject to the provisions of these By-laws, until the next annual election of directors and until his successor shall be duly


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

elected and shall qualify or until his earlier resignation or removal. In the event that a vacancy arising as aforesaid shall not have been filled by the Board, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         SECTION 6. Committees.  The directors may, by vote of a majority of the
                    -----------
directors then in office, appoint from their number one or more committees and delegate to such committees some or all of their powers to the extent permitted by law, the Certificate of Incorporation or these By-laws. Except as the Board may otherwise determine, any such committee may, by majority vote of the entire committee, make rules for the conduct of its business. The directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee. All members of such committees shall hold such offices at the pleasure of the Board. Any committee to which the Board delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board.

         SECTION 7. Advisory  Council.  The directors may, by vote of a majority
                   -------------------
of the directors then in office, establish an advisory council to the Board of Directors. The advisory council shall have no duties, but may provide the Board with advice relating to the business of the Corporation. The members of this council, in their capacity as advisory council members, shall not be entitled to vote at any annual, regular, or special meetings of the Board and shall attend such meetings only at the discretion of the Board of Directors. The directors shall have the power at any time to fill vacancies in any such council, to change its membership or to discharge the council. No member of the advisory council as a result of such capacity shall be deemed to be an officer or a member of the Board of Directors.

                                   ARTICLE IV

                                    Officers
                                    --------
         SECTION 1. Election and Appointment and Term of Office. The officers of
                    --------------------------------------------
the Corporation shall be a Chairman, President, Chief Executive Officer, such number, if any, of Vice Presidents (including any Executive or Senior Vice Presidents) and such other officers as the Board may from time to time determine, a Secretary and a Treasurer. Each such officer shall be elected by the Board at its annual meeting and hold office for such term as may be prescribed by the Board. Two or more offices may be held by the same person.

         The Board may elect or appoint (and may authorize the Chief Executive Officer to appoint) such other officers (including one or more Assistant Secretaries and Assistant Treasurers) as it deems necessary who shall have such authority and shall perform such duties as the Board or the President may from time to time prescribe.

         If additional officers are elected or appointed during the year, each shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until such officer's successor is elected or appointed and qualified or until such officer's earlier death or resignation or removal in the manner hereinafter provided.

         SECTION 2.        Duties and Functions.
                           --------------------

         (a) Chairman of the Board. The Directors shall appoint a Chairman of the Board. When present he shall preside at all meetings of the Directors and stockholders and shall have such other powers and duties as are usually vested in the office of Chairman of the Board as well as such other powers and duties as may be vested in him by the Board.

         (b) President. The President shall have general supervision and control of all or a substantial portion of the operations of the business, as well as such other power and duties as may be vested in the President by the Board, or the Chief Executive Officer if other than the President. In the absence of the Chairman of the Board, the President shall preside, when present, at all meetings of the Directors and stockholders. In the absence or disability of the Chief Executive Officer, if other than the President, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

         (c) Chief Executive Officer. The Board of Directors, shall appoint, as the Chief Executive Officer of the Company, the President, the Chairman of the Board, or any other officer of the corporation as the Board may deem appropriate. The Chief Executive Officer shall have the ultimate supervision and control of the operations of the business.

         (d) Vice Presidents. Unless otherwise specified by the Board, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the directors or the Chief Executive Officer may from time to time prescribe.

         (e) Financial Officers. In addition to the election of a Treasurer, the Directors may appoint one or more additional financial officers. The Directors may designate one of the officers as the chief financial officer who, subject to the direction of the Directors and the Chief Executive Officer, shall have overall supervision and control of the internal and external financial affairs of the corporation including financial reporting, and the management of the assets of the corporation as well as such other powers and duties as may be vested in him by the Directors or the Chief Executive Officer. He shall have responsibility, custody and control of all funds, securities and valuable documents of the corporation except as the Directors may otherwise provide.

         (f) Treasurer. The Treasurer shall, subject to the direction of the Directors, the Chief Executive Officer and the chief financial officer, if there be one, have general charge of managing the assets of the corporation. He shall perform such other duties as may be vested in him by the Directors, the Chief Executive Officer, or the chief financial officer. In the event the Directors have not designated a chief financial officer, or, if one is designated, in his absence or disability, the Treasurer shall have custody of all funds, securities and valuable documents of the corporation except as the Directors may otherwise provide.

         (g) Secretary. The Secretary shall attend and keep the records of all meetings of the stockholders, the Board and all other committees, if any, in one or more books kept for that purpose. The Secretary shall give or cause to be given due notice of all meetings in accordance with these By-laws and as required by law. The Secretary shall notify the several officers of the Corporation of all action taken by the Board concerning matters relating to their duties and shall transmit to the appropriate officers copies of all contracts and resolutions approved by the Board. The Secretary shall be custodian of the seal of the Corporation and of all contracts, deeds, documents and other corporate papers, records (except financial and accounting records) and indicia of title to properties owned by the Corporation shall not be committed to the custody of another officer by the Board or by the Chief Executive Officer. The Secretary shall affix or cause to be affixed the seal of the Corporation to instruments requiring the same when the same have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall perform all duties and have all powers incident to the office of Secretary and shall perform such other duties as shall be prescribed from time to time by the Directors or the Chef Executive Officer.

         SECTION 3. Resignation,  Removal and Vacancies.  Any officer may resign
                    -----------------------------------
at any time by giving written notice of such resignation to the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if not specified therein, when accepted by action of the Board.

         Except as otherwise provided by law, any officer, agent or employee may be removed, with or without cause, at any time by the Board or by the officer who made such appointment.

         A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided in these By-laws for election or appointment to such office.

                                    ARTICLE V

                      Execution and Delivery of Documents;
                      ------------------------------------
                      Deposits; Proxies, Books and Records
                      ------------------------------------

         SECTION 1. Execution and Delivery of Documents;  Delegation.  The Board
                    -------------------------------------------------
shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

         SECTION 2 Deposits. All funds of the corporation not otherwise employed
                   --------
shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer, employee or agent of the Corporation to whom power in that respect shall have been delegated by the Board or these By-laws shall select.

         SECTION 3.        Books and Records.  The books and records of the
                           -----------------
Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                   ARTICLE VI

             Certificates; Stock Record; Transfer and Registration;

                       New Certificates; Record Date; etc.

         SECTION  1.  Certificates  for  Stock.  Every  owner  of  stock  of the
                      -------------------------
Corporation shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any of or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article.

         SECTION 2. Stock  Record.  A stock  record in one or more  counterparts
                    -------------
shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.

         SECTION 3.        Transfer and Registration of Stock.
                           ----------------------------------

                  (a) Transfer.  The transfer of stock and certificates of stock
                      --------
which represent the stock of the Corporation shall be governed by Article 8 of the Uniform Commercial Code, as adopted I the State of Delaware and as amended from time to time.

                  (b)  Registration.  Registration  of transfer of shares of the
                       -------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed, with any necessary transfer stamps affixed and with such proof of authenticity of signatures and such proof of authority to make the transfer as may be required by the Corporation or its transfer agent.

         SECTION 4.        New Certificates.
                           ----------------

                  (a) Lost,  Stolen  or  Destroyed  Certificates.  The Board may
                      ------------------------------------------
direct a new share certificate or certificates to be issued by the Corporation for any certificate or certificates alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, mutilated or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, mutilated or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond in such sum and in such form as it may direct as indemnity against any claim that may be made against the Corporation with respect tot he certificate alleged to have been lost, stolen, mutilated or destroyed.

         SECTION 5.        Regulations.  The Board may make such rules and
                           -----------
regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

         SECTION 6. Fixing Date for  Determination of Stockholders of Record. In
                    ---------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                      Seal
                                      ----
         The Board shall have the power to adopt and alter the seal of the Corporation.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------
         SECTION  1.  Actions,  Etc.  Other  Than  by or in  the  Right  of  the
                      ----------------------------------------------------------
Corporation.  The  Corporation  shall,  to the full extent legally  permissible,
-----------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals (but excluding any such action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, executive officer (as hereinafter defined) or advisory council member of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) , judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct in question was unlawful, The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct in question was unlawful. As used in this Article VIII, an "executive officer" of the Corporation is the Chief Executive Officer, President, Treasurer, a vice president given the title of executive vice president, or any officer designated as such pursuant to vote of the Board.

         SECTION 2. Actions,  Etc., by or in the Right of the  Corporation.  The
                   --------------------------------------------------------
Corporation shall, to the full extent legally permissible, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, including appeals, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director or executive officer of the Corporation as defined in Section 1 of this Article, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION   3.   Determination   of   Right   of   Indemnification.   Any
                        --------------------------------------------------
indemnification of a director or officer (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because the director or executive officer has met the applicable standard of conduct as set forth in Sections 1 and 2 of this Article VIII. Such a determination shall be reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) (if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or (iii) by the stockholders.

         SECTION  4.  Indemnification  Against  Expenses  of  Successful  Party.
                      ----------------------------------------------------------
Notwithstanding any other provision of this Article, to the extent that a director or officer of the Corporation has been successful in whole or in part on the merits or otherwise, including the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses incurred in connection therewith.

         SECTION 5.  Advances of  Expenses.  Expenses  incurred by a director or
                     ----------------------
officer in any action, suit or proceeding shall be paid by the Corporation in advance of the final disposition thereof, if such person shall undertake to pay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (ii) (if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or such counsel at the time such determination is made, such person has not met the relevant standards set forth for indemnification in Section 1 or 2, as the case may be.

         SECTION 6. Right to  Indemnification  Upon Application;  Procedure Upon
                    ------------------------------------------------------------
Application.  Any indemnification or advance under Sections 1, 2, 4 or 5 of this
-----------
Article shall be made promptly, and in any event within ninety days, upon the written, request of the person seeking to be indemnified, unless a determination is reasonably and promptly made by the Board that such person acted in a manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. In the event no quorum of disinterested directors is obtainable, the Board of Directors shall promptly appoint independent legal counsel to decide whether the person acted in the manner set forth in such Sections so as to justify the Corporation's not indemnifying such person or making such an advance. The right to indemnification or advances as granted by this Article VIII shall be enforceable by such person in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim therefor, in whole or in part, or if no disposition of such claim is made within ninety days.

         SECTION 7.  Other  Right and  Remedies;  Continuation  of  Rights.  The
                     ------------------------------------------------------
indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification or advancement under this Article VIII shall be deemed to be in the nature of contractual rights bargained for and enforceable by each director and executive officer as defined in Section 1 of this Article VIII who serves in such capacity at any time while this Article VIII and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable laws, if any, are in effect. All rights to indemnification under this Article VIII or advancement of expenses shall continue as to a person who has ceased to be a director or executive officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. No repeal or modification of this Article VIII shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The Corporation shall also indemnify any person for attorneys' fees, costs, and expenses in connection with the successful enforcement of such person's rights under this Article VIII.

         SECTION 8. Other  Indemnitees.  The Board of Directors  may, be general
                    -------------------
vote or by vote pertaining to a specific officer, employee or agent, advisory council member or class thereof, authorized indemnification of the Corporation's employees and agents, in addition to those executive officers and to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

         SECTION 9. Insurance. Upon resolution passed by the Board of Directors,
                    ---------
the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, advisory council member or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

         SECTION 10. Constituent Corporations.  For the purposes of this Article
                     ------------------------
VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         SECTION 11. Savings Clause.  If this Article VIII or any portion hereof
                     --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, executive officer, advisory council member, and those employees and agents of the Corporation granted indemnification pursuant to Section 3 hereof as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding, and all appeals, and any action by the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated or by any other applicable law.

         SECTION 12.  Other  Enterprises,  Fines,  and Serving at  Corporation's
                      ----------------------------------------------------------
Request.  For purposes of this Article VIII,  references to "other  enterprises"
--------
shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

                                   ARTICLE IX

                                    Dividends
                                    ---------

         Subject to the applicable provision of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

                                    ARTICLE X

                                   Fiscal Year
                                   -----------

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                                   ARTICLE XI

                                   Amendments
                                   ----------

         (a) Amendment by Directors.  Except as provided otherwise by law, these
             ----------------------
By-laws may be amended or repealed by the Board by the affirmative vote of a majority of the directors then in office.

         (b) Amendment by Stockholders. These By-laws may be amended or repealed
             -------------------------
at any annual meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.